UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                   May 5, 2003


                           MONMOUTH COMMUNITY BANCORP
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               (Exact name of registrant as specified in charter)


          New Jersey                 0-27428              22-3757709
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(State or other jurisdiction of    (Commission           (IRS Employer
        incorporation)              File Number)          Identification No.)


627 Second Avenue, Long Branch, New Jersey                           07740
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (732) 571-1300


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.       Other Events
              ------------

     On or about May 5, 2003, Monmouth Community Bancorp mailed a letter, substantially in the form attached hereto as Exhibit A, to each of its shareholders of record, announcing that (i) effective May 12, 2003, Monmouth Community Bancorp common stock will be listed on the NASDAQ SmallCap Market (instead of the current OTC Bulletin Board Listing) under the new ticker symbol "MCBK"; (ii) beginning with the first quarter of 2003, Monmouth Community Bancorp's quarterly operating reports to shareholders will no longer be mailed to each shareholder of record, but instead, will be posted on Monmouth Community Bank, N.A.'s web site, www.monmouthcommunitybank.com; and (iii) Monmouth Community Bancorp has recently adopted a new logo intended to formally establish a "market brand or recognition" for both Monmouth Community Bancorp and Monmouth Community Bank, N.A.

     Monmouth Community Bancorp is the holding company and sole shareholder of Monmouth Community Bank, N.A., a nationally chartered commercial bank, which commenced operations in the second half of 1998. Monmouth Community Bank provides a full range of banking services to both individual and business customers through six, full-service branch facilities located in Monmouth County, New Jersey.

     Statements about the future expectations of Monmouth Community Bancorp and Monmouth Community Bank and all other statements in this report other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Monmouth Community Bank, the availability of working capital, the cost of personnel, and the competitive market in which Monmouth Community Bank competes.



                                    * * * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MONMOUTH COMMUNITY BANCORP
                                         ---------------------------------------
                                                       (Registrant)



                                        By: /s/ James S. Vaccaro
                                          --------------------------------------
                                          James S. Vaccaro
                                          Chairman and Chief Executive Officer


Date: May 5, 2003

                                    EXHIBIT A

                     [MONMOUTH COMMUNITY BANCORP LETTERHEAD]


May 5, 2003

Dear Valued Shareholder:

We are pleased to inform you of a number of strategic enhancements that, we believe, will be of significant importance to you, as one of our valued and loyal owners.

o First, effective May 12, 2003 Monmouth Community Bancorp common stock will be listed on the NASDAQ SmallCap Market (instead of the current OTC Bulletin Board Listing) under the new ticker symbol "MCBK". The NASDAQ SmallCap Market listing provides additional liquidity for our shareholders as well as the potential for increased market exposure for Monmouth Community Bancorp. The new listing is yet another method by which your board of directors is attempting to create incremental shareholder value.

o Second, beginning with the first quarter of 2003, our quarterly operating reports to shareholders will no longer be mailed to each shareholder of record. Instead, the reports will be posted on Monmouth Community Bank, N.A.'s web site, www.monmouthcommunitybank.com. Prospectively, this change will enable us to provide you with our quarterly results in a more timely fashion while simultaneously realizing meaningful cost savings. It is our intent to post the quarterly results approximately 30-45 days after the end of each quarter. For those of our shareholders who do not have access to the Internet, the reports will be available at each of our branch offices shortly thereafter. Additionally, you can request a hard copy of the quarterly report by calling Anthony Giordano III, CFO at (732) 923-1115.

0 Finally, you may have noticed that our letterhead has changed and reflects our newly adopted logo. The new logo is intended to formally establish a "market brand or recognition" for both Monmouth Community Bancorp and Monmouth Community Bank, N.A. Soon you will begin to see the logo on our signs, in advertisements and on all of our banking literature.

We hope that you find these changes helpful and progressive and, as always, we welcome your comments. Once again, I want to thank you for your continuing support of Monmouth Community Bancorp.

Sincerely,

/s/ James S. Vaccaro

James S. Vaccaro
Chairman and CEO